UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bluegreen Vacations Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bluegreen Vacations Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

April 16, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Vacations Corporation, which will be held on May 15, 2018 at 1:00 p.m., local time, at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

You are also invited to attend the Annual Meeting of BBX Capital Corporation, which will be held immediately following our Annual Meeting. BBX Capital Corporation owns 90% of Bluegreen Vacations Corporation’s outstanding common stock.

To assist us in our room arrangements, please RSVP to Amber Fox at (561) 912-8011 or email Amber.Fox@bluegreenvacations.com if you plan to attend the meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Shawn B. Pearson
President and Chief Executive Officer

Bluegreen Vacations Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 15, 2018

Notice is hereby given that the Annual Meeting of Shareholders of Bluegreen Vacations Corporation (the “Company”) will be held at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394, on May 15, 2018, commencing at 1:00 p.m., local time, for the following purposes:

1.     To elect eleven directors to the Company’s Board of Directors to serve until the Company’s 2019 Annual Meeting of Shareholders.

2.     To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only record holders of the Company’s common stock at the close of business on April 5, 2018 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Shawn B. Pearson
President and Chief Executive Officer

Boca Raton, Florida

April 16, 2018

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

Bluegreen Vacations Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors of Bluegreen Vacations Corporation “we,” “us,” “our” or (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Tower Club, 100 Southeast Third Avenue, One Financial Plaza, Regions Bank Building, 28th Floor, Fort Lauderdale, Florida 33394, on May 15, 2018 at 1:00 p.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about April 16, 2018.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of eleven directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2019 Annual Meeting of Shareholders. In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will be available to report on the Company’s performance during the year ended December 31, 2017 and to respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s common stock as of the close of business on April 5, 2018 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 74,734,455 shares of the Company’s common stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the shareholders?

Each record holder of the Company’s common stock at the close of business on the Record Date is entitled to cast one vote per share on each matter presented at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock issued and outstanding as of the close of business on the Record Date will constitute a quorum, permitting the transaction of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Shareholders who wish to attend the Annual Meeting may contact Bluegreen Vacations Investor Relations at (561) 912-8011 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

You may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 8.

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares FOR ALL of the director nominees.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees. In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date or transmitting new voting instructions by telephone or internet, or by attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a director nominee to be elected?

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for a director nominee to be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

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If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s common stock is listed for trading on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” The election of directors is not considered a “routine matter” under the rules of the NYSE. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting, or a “routine matter,” but does not have discretion to vote on other matters at the meeting, or “non-routine matters,” the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

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CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The Company’s Board of Directors has determined that James R. Allmand, III, Norman H. Becker, Lawrence A. Cirillo, Mark A. Nerenhausen, Arnold Sevell and Orlando Sharpe, who together comprise a majority of the Board, are independent under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE. The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, as well as transactions and relationships between each director or his affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million annually or 2% of such entity’s consolidated gross revenues for the applicable year; and (iii) investments by directors in common with each other or the Company. In connection with the foregoing, the Board specifically determined that Mr. Becker’s service on the Board of Directors of BBX Capital Corporation (“BBX Capital”), which owns 90% of the Company’s issued and outstanding common stock, with Alan B. Levan, Chairman of the Company’s Board of Directors, John E. Abdo, Vice Chairman of the Company’s Board of Directors, Jarett S. Levan, a director of the Company, and Seth M. Wise, a director of the Company, did not constitute a material relationship that would impair Mr. Becker’s independence. In addition, the Board discussed and considered that from time to time entities affiliated with Mr. Sharpe provide certain real estate-related services to BBX Capital and that, for 2017, those entities received approximately $22,000 from BBX Capital in consideration for such services. The Board determined that this relationship did not constitute a material relationship that would impair Mr. Sharpe’s independence.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bluegreenvacations.com, and each is available in print, without charge, to shareholders.

The Board met ten times during 2017. Each member of the Board of Directors attended at least 75% of the total number of meetings of the Board and committees on which he served during 2017. The Company was a wholly owned subsidiary of BBX Capital prior to the completion of the initial public offering of the Company’s common stock during November 2017 and, accordingly, did not hold an Annual Meeting of Shareholders during 2017. The Company has no formal policy requiring directors to attend the Company’s Annual Meeting of Shareholders.

The Audit Committee

The Audit Committee is comprised of Norman H. Becker, Chairman, Lawrence A. Cirillo and Arnold Sevell. The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of applicable SEC rules and regulations and the listing standards of the NYSE, including the additional independence requirements applicable to audit committee members under the listing standards of the NYSE. The Board also determined that Mr. Becker is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee met six times during 2017.

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The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning the Company’s internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 20.

The Compensation Committee

The Compensation Committee is comprised of Arnold Sevell, Chairman, James R. Allmand, III and Norman H. Becker. The Board has determined that each member of the Compensation Committee is “independent” under the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members thereunder. The Compensation Committee met three times during 2017.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Company’s executive officers, including the Chief Executive Officer. The Compensation Committee also administers the Company’s cash incentive plans.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. During 2017, management engaged a third-party consultant to assist with executive compensation benchmarking, assess incentive plan design and total compensation packages of certain executives and make recommendations related to base pay and incentive programs. Management reported the results of the engagement to the Compensation Committee.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is comprised of James R. Allmand, III, Chairman, Lawrence A. Cirillo and Arnold Sevell. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the listing standards of the NYSE. The Nominating/Corporate Governance Committee met three times during 2017.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the

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Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, may seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2019 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between January 15, 2019 and February 14, 2019 or (ii) if the Company’s 2019 Annual Meeting of Shareholders is held more than 30 days before or after May 15, 2019, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders.

Alan B. Levan serves as Chairman of the Company’s Board of Directors. Shawn B. Pearson serves as President and Chief Executive Officer of the Company and as a director of the Company. The Board believes that the advisability of having a separate or combined Chairman and Chief Executive Officer positions is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging their strengths. At this time, given the composition of the Board and the effective interaction between Mr. Alan Levan, as Chairman, and Mr. Pearson, as Chief Executive Officer, the Board believes that separating the Chairman and Chief Executive Officer positions provides the Company with the appropriate foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to assure that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or

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mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2017, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Arnold Sevell was the presiding director for the executive sessions. The non-management directors have scheduled future meetings to be held at least annually, and may schedule additional meetings without management present as they determine.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at the Company’s principal executive offices at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bluegreenvacations.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Compensation Committee are current or former officers or employees of the Company or any of its subsidiaries. In addition, there are no interlocking or other relationships or transactions involving the members of the Company’s Compensation Committee required to be disclosed under Item 407(e)(4) of Regulation S-K promulgated by the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2017.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than five or more than fifteen directors, and for each director to serve for a term expiring at the Company’s next Annual Meeting of Shareholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of eleven directors.

All eleven of the Company’s current directors have been nominated for election at the Annual Meeting to serve for a term expiring at the Company’s 2019 Annual Meeting of Shareholders. Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

ALAN B. LEVAN	Director since 2002

Mr. Alan Levan, age 73, has served as Chairman of the Company’s Board of Directors since May 2017 and previously served from May 2002 to December 2015. From May 2015 until May 2017, he served the Company in a non-executive capacity. Mr. Alan Levan formed the I.R.E. Group (predecessor to BBX Capital) in 1972. He served as Chairman, Chief Executive Officer and President of BBX Capital from 1978 until December 2015 and as its Chairman and Chief Executive Officer since February 2017. He has also served as Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) (“BCC”) from 1994 until December 2015 and again since February 2017. From December 2015 until February 2017, Mr. Alan Levan served as Founder and strategic advisor to the Board of Directors of BBX Capital and BCC. In addition, Mr. Alan Levan served as Chairman of BankAtlantic, BCC’s former federal savings bank subsidiary, from 1987 until July 2012 when BCC sold BankAtlantic to BB&T Corporation (“BB&T”). Mr. Alan Levan also served as a director of Benihana Inc. (“Benihana”) until August 2012. He is the Chairman of the BBX Capital Foundation, a Trustee of Nova Southeastern University, Chairman of Nova Southeastern University’s Finance Committee, Co-Founder and Co-Chairman of the Nova Southeastern University Susie and Alan B. Levan Ambassadors Board and a director of the Broward Workshop. The Company’s Board of Directors believes that Mr. Alan Levan’s proven leadership skills enhance the Board and the Company and that his long history of service with the Company and its affiliates provides the Board with critical insight regarding the business and prospects of the Company.

JOHN E. ABDO	Director since 2002

John E. Abdo, age 74, has served as Vice Chairman of the Company’s Board of Directors since 2002. From December 2015 to May 2017, Mr. Abdo served as Acting Chairman of the Company’s Board of Directors. Mr. Abdo has also served as Vice Chairman of BBX Capital since 1993 and Vice Chairman of BCC since 1994. In addition, he served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Abdo is President of Abdo Companies, Inc. and a member of the Board of Directors and certain committees, including the Finance Committee, of the Performing Arts Center Authority. Additionally, Mr. Abdo is the former 20-year President and a current member of the Investment Committee of the Broward Performing Arts Foundation. He also served as the Vice Chairman of the Board of Directors of Benihana until August 2012. The Company’s Board of Directors believes that it benefits from the contributions that Mr. Abdo makes, and the perspective that he adds, to the Board, many of which are the result of his knowledge of the Company’s business and affairs based on his service as Vice Chairman for the past fifteen years, and his experience and knowledge regarding the real estate sector generally.

SHAWN B. PEARSON	Director since 2017

Shawn B. Pearson, age 40, was appointed Chief Executive Officer and President of the Company in February 2017 and as a director of the Company in August 2017. Since 2015, Mr. Pearson has also served as Chairman of Renin Holdings, LLC (“Renin”), a wholly owned subsidiary of BBX Capital which, indirectly through its subsidiaries, manufactures interior closet doors, wall décor, hardware and fabricated glass products for the home improvement industry. Mr. Pearson served as Renin’s Chief Executive Officer from 2015 until August 2017. From

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2002 to 2015, Mr. Pearson held various leadership roles in sales, marketing and global supply chain with Danby, a privately-owned group of small appliance companies servicing the hospitality, retail, government and other distribution channels, most recently serving as President of Danby Products Ltd. and Chairman of Danby Asia. Prior to entering the corporate world, Mr. Pearson played professional baseball within the Toronto Blue Jays organization. Mr. Pearson holds an M.B.A. The Company’s Board of Directors believes that Mr. Pearson’s knowledge, leadership skills and experience make him a valuable member of the Board and benefit the Company, including with respect to its business, operations and growth strategy.

JAMES R. ALLMAND, III	Director since 2011

James R. Allmand, III, age 69, has over thirty years of resort real estate and hospitality operations management experience in luxury resort hotels, marinas and master planned residential real estate, including over twenty-five years of regional multi-property responsibilities in Florida. Since 2008, he has served as Senior Vice President - Resort Operations and Real Estate of Global Resort Development, Inc., an international resort development consulting company. Prior to that time, he served as General Manager of, and provided consulting services to, Sandals Grande Antigua Resort & Spa from 2007 to 2008, Director of Advisory Services of IAG Florida Inc., a commercial, residential and hospitality development oriented company, from 2004 to 2007, and General Manager and Vice President of Hyatt Regency Pier Sixty-Six in Fort Lauderdale, Florida from 1993 to 2004. The Company’s Board of Directors believes that Mr. Allmand provides valuable insight and contributions to the Board as a result of his extensive experience in the real estate and hospitality industries.

NORMAN H. BECKER	Director since 2003

Norman H. Becker, age 80, is, and has been for more than ten years, self-employed as a Certified Public Accountant. Mr. Becker was also the Chief Financial Officer and Treasurer of Proguard Acquisition Corp., as well as a member of its Board of Directors, until 2012. Mr. Becker has served as a director of BBX Capital since 2013. He was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years and he served as a director of Benihana until August 2012. The Company’s Board of Directors believes that Mr. Becker provides valuable insight to the Board based on his business, financial and accounting expertise, and that his accounting and financial knowledge make him a valuable member of the Audit Committee.

LAWRENCE A. CIRILLO	Director since 2003

Lawrence A. Cirillo, age 79, was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. Since 2000, Mr. Cirillo has served as an oil tanker broker with Southport Maritime, Inc. The Company’s Board of Directors believes that it benefits from Mr. Cirillo’s business experience generally and within the sales industry in particular.

JARETT S. LEVAN	Director since 2017

Jarett S. Levan, age 44, has served as the President of BBX Capital since December 2015 and as a member of its Board of Directors since September 2009. He served as Acting Chairman and Chief Executive Officer of BBX Capital from December 2015 to February 2017 and as Executive Vice President of BBX Capital from April 2011 until December 2015. He is also the President of BCC, and served as its Acting Chairman and Chief Executive Officer from December 2015 to December 2016 and as a member of its Board of Directors from 1999 until December 2016. Mr. Jarett Levan was the Chief Executive Officer and President of BankAtlantic from January 2007 until the completion of the sale of BankAtlantic to BB&T during July 2012. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, including his positions with the Company’s affiliates, allow him to provide insight to the Board with respect to the Company’s business and affairs. Mr. Jarett Levan is the son of Alan B. Levan, Chairman of the Company’s Board of Directors.

MARK A. NERENHAUSEN	Director since 2003

Mark A. Nerenhausen, age 63, serves as the President and Chief Executive Officer of Hennepin Theater Trust. In addition, since August 2010, Mr. Nerenhausen has been a Principal of ZSP Consulting. Previously, he served as a professor and a director of the Syracuse University Janklaw Arts Leadership Program from 2011 through 2017 and from March 2009 through July 2010, Mr. Nerenhausen served as President and Chief Executive Officer of

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the AT&T Performing Arts Center in Dallas, Texas. The Company’s Board of Directors believes that it benefits from Mr. Nerenhausen’s leadership skills and business and management experience gained from his service in Principal, President and Chief Executive Officer positions, including the sales aspects of his positions.

ARNOLD SEVELL	Director since 2002

Arnold Sevell, age 70, has been the President of Sevell Realty Partners, Inc., a full-service commercial real estate firm, and its affiliated entities, Sevell Realty Holdings, LLC, Sevell Family Holdings, LLC and Sevell Residential Realty LLC, for more than 28 years. Mr. Sevell also serves as Chairman of the Planning and Zoning Board of Boca Raton, Florida. The Company’s Board of Directors believes that Mr. Sevell provides expertise and insight to the Board as a result of his knowledge of, and experience within, the real estate industry and his insight into real estate markets generally.

ORLANDO SHARPE	Director since 2011

Orlando Sharpe, age 59, founded Sharpe Project Developments, Inc., a real estate development company, in 1990 and has served as its President since that time. From 1986 to 1990, he was employed with Arvida/JMP Partners, L.P., a residential real estate development company, where he managed the design, construction, development and property management for several office buildings, retail centers, hotels, restaurants, warehouses and mixed use commercial parks. Prior to that time, he was employed by Weitz Co. General Contractors as a project manager on various commercial projects. His background also includes professional experience with a number of architectural and engineering firms. The Company’s Board of Directors believes that it benefits from Mr. Sharpe’s knowledge of the real estate industry generally and particularly with respect to real estate development and current trends in the industry.

SETH M. WISE	Director since 2017

Seth M. Wise, age 48, has served as Executive Vice President of BBX Capital and as a member of its Board of Directors since September 2009. Mr. Wise has also served as Executive Vice President of BCC since August 2012. Since July 2005, Mr. Wise has served as President of Woodbridge Holdings, LLC (including its predecessor, Woodbridge Holdings Corporation) (“Woodbridge”) after serving as its Executive Vice President since September 2003. Woodbridge is a wholly owned subsidiary of BBX Capital. Mr. Wise also served as Vice President of Abdo Companies, Inc. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to the real estate industry and our operations.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of Each of the Director Nominees.

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IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company as of the date of this proxy statement:

Name	Position
Shawn B. Pearson	President, Chief Executive Officer and Director
Anthony M. Puleo	Executive Vice President, Chief Financial Officer and Treasurer; President, Bluegreen Treasury Services
David L. Pontius	Executive Vice President and Chief Operating Officer; President, Bluegreen Services
Famous P. Rhodes	Executive Vice President and Chief Marketing Officer
Ahmad M. Wardak	Executive Vice President, Corporate Development and Innovation
Chanse W. Rivera	Executive Vice President and Chief Information Officer
Susan J. Saturday	Executive Vice President and Chief Human Resources Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.

Set forth below is certain biographical information for the Company’s executive officers listed above (other than Mr. Pearson, whose biographical information is set forth in “Proposal No. 1 – Election of Directors” above).

Anthony M. Puleo, age 50, joined the Company in 1997 as Chief Accounting Officer. Mr. Puleo was appointed Vice President in 1998 and Senior Vice President in 2004. Mr. Puleo served as the Company’s Interim Chief Financial Officer from April 2005 through August 2005. In August 2005, he was appointed Chief Financial Officer and Treasurer of the Company. In January 2010, he was appointed President of Bluegreen Treasury Services. During October 2017, Mr. Puleo was appointed Executive Vice President of the Company. From May 2015 through February 2017, Mr. Puleo served in the interim role of Chairman of the Company’s Executive Committee. From December 1990 through October 1997, Mr. Puleo held various positions with Ernst & Young LLP, including Senior Manager in the Assurance and Advisory Business Services group. Mr. Puleo holds a B.B.A. in Accounting and is a Certified Public Accountant.

David L. Pontius, age 62, joined the Company in 2007 as Senior Vice President and President of Bluegreen Resorts. Mr. Pontius was appointed President of Bluegreen Services in December 2008 and Executive Vice President and Chief Strategy Officer of the Company in September 2010. During September 2017, Mr. Pontius was promoted to Chief Operating Officer of the Company. From 2002 to 2007, Mr. Pontius worked at Wyndham Vacation Ownership, Inc. and its sister company, RCI Global Vacation Network. From 2006 to 2007, he served as Executive Vice President, Hospitality, Strategic Planning and Chief Customer Officer at Wyndham Vacation Ownership, Inc. From 2002 to 2006, Mr. Pontius served as President and Chief Executive Officer of RCI North America. From 1996 to 2002, Mr. Pontius served in positions of increasing responsibilities at Hilton Grand Vacations Company, including Senior Vice President of Operations. From 1992 to 1996, Mr. Pontius served as Chief Operating Officer of Vacation Internationale, one of the pioneer companies in timesharing and points-based clubs. Mr. Pontius holds a B.B.A.

Famous P. Rhodes, age 43, joined the Company in August 2017 as Executive Vice President and Chief Marketing Officer. Mr. Rhodes previously served as Vice President of Digital Marketing and Customer Experience for AutoNation from 2015 to 2017 and as Vice President of eCommerce for AutoNation from 2012 to 2015. Prior to joining AutoNation, Mr. Rhodes served as Senior Director of Yahoo! Autos in 2012 and in several leadership roles for eBay Motors from 2007 to 2012, including Senior Director from 2011 to 2012. Mr. Rhodes’ experience prior to 2007 includes serving as Executive Vice President of DXS Financial Services, LP, Vice President of Car.com, and Manager at KPMG LLP. Mr. Rhodes holds a B.B.A. in Management and an M.B.A.

Ahmad M. Wardak, age 46, joined the Company in 2003 as Corporate Controller. Since joining the Company, Mr. Wardak has held several positions, including Vice President of Business Administration, Senior Vice President of Business Operations of Bluegreen Resorts, Senior Vice President and Chief Administrative Officer, Senior Vice President of Corporate Marketing and, currently, Executive Vice President, Corporate Development and Innovation. As Executive Vice President, Corporate Development and Innovation, Mr. Wardak is responsible for identifying new strategic opportunities, process transformation and enterprise-wide business planning and forecasting. Prior to joining the Company, Mr. Wardak held various positions with Ernst & Young LLP, including as a Manager in the firm’s Assurance and Advisory Business Services group, where his area of focus was principally in the real estate and vacation ownership industries. Mr. Wardak holds a B.S. in Accounting.

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Chanse W. Rivera, age 48, joined the Company in August 2012. During December 2012, Mr. Rivera was appointed Chief Information Officer. During October 2017, he was appointed Executive Vice President. Prior to joining the Company, Mr. Rivera held positions as Chief Information Officer of Russell Hobbs, Inc., Global Service Manager of CITCO, Vice President, Managed Services of Fresh Del Monte Produce Inc. and IT Director of Blue Martini Software. Mr. Rivera holds a B.S. in Management Information Systems.

Susan J. Saturday, age 59, joined the Company in 1988. During her tenure, she has held various management positions, including Assistant to the Chief Financial Officer, Divisional Controller and Director of Accounting. In 1995, she was appointed Vice President and Director of Human Resources and Administration. In 2004, Ms. Saturday was appointed Senior Vice President and Chief Human Resources Officer. During October 2017, Ms. Saturday was appointed Executive Vice President. While Ms. Saturday’s primary role continues to be with the Company, she has also served as Executive Vice President and Chief Human Resources Officer of BBX Capital since June 2016 thru April 2018, at which time she resigned from her role at the Company and transitioned to BBX Capital full time. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Party Transactions

The Company has a policy in place for the review of relationships and transactions in which (i) the Company is a participant, (ii) the amount involved exceeds or is expected to exceed $120,000 annually and (iii) any of the Company’s directors or executive officers, or any of their immediate family members, have or will have a direct or indirect material interest (each, a “related party transaction”). Any related party transaction is to be for the Company’s benefit and upon terms no less favorable to the Company than if the related party transaction was with an unrelated party.

As set forth in their respective charters, the Audit Committee, in the case of related party transactions which present issues regarding accounting, internal accounting controls or auditing matters, or the Nominating/Corporate Governance Committee, in the case of all other related party transactions, reviews and, if the reviewing committee determines to be appropriate, approves (or ratifies) related party transactions. The reviewing committee considers the nature of the related party’s interest in the transaction, the material terms of the transaction, including, without limitation, the amount involved and type of transaction, and the arms-length nature thereof, the importance of the transaction to the related party, the importance of the transaction to the Company, whether the transaction would impair the judgment of a director or executive officer to act in the Company’s best interest and any other matters the reviewing committee deems appropriate. Any member of the reviewing committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the reviewing committee.

Related Party Transactions

BBX Capital owns 90% of the issued and outstanding shares of our common stock. BBX Capital may be deemed to be controlled by Alan B. Levan, its Chairman and Chief Executive Officer, and John E. Abdo, its Vice Chairman, who collectively may be deemed to beneficially own shares of Class A Common Stock and Class B Common Stock of BBX Capital representing approximately 77% of the total voting power of BBX Capital. Mr. Alan Levan and Mr. Abdo are Chairman and Vice Chairman, respectively, of the Company’s Board of Directors.

Jarett S. Levan, the son of Mr. Alan Levan, and Seth M. Wise, are members of the Company’s Board of Directors and executive officers and directors of BBX Capital. Susan J. Saturday, Executive Vice President and Chief Human Resources Officer of the Company, has served as Executive Vice President and Chief Human Resources Officer of BBX Capital since June 2016. Shawn B. Pearson, President, Chief Executive Officer and a director of the Company, has served as Chairman of Renin, a wholly owned subsidiary of BBX Capital, since 2015 and previously served as Chief Executive Officer of Renin from 2015 until August 2017. Further, Raymond S. Lopez, who served as Vice President and Controller of the Company from 2004 until 2005 and as Senior Vice President and Chief Accounting Officer of the Company from 2005 until March 2015 when he joined BBX Capital as its Executive Vice President, Chief Financial Officer and Chief Accounting Officer, continues to perform certain services for the Company and through 2016 was entitled to participate in certain of the Company’s cash incentive programs.

In May 2015, the Company and its subsidiaries entered into an “Agreement to Allocate Consolidated Income Tax Liability and Benefits” with BBX Capital, BCC, Woodbridge and their respective subsidiaries pursuant to which, among other customary terms and conditions, the parties agreed to file consolidated federal tax returns. Under the agreement, the parties calculate their respective income tax liabilities and attributes as if each of them was a separate filer. If any tax attributes are used by another party to offset such party’s tax liability, the party providing the benefit is entitled to receive an amount for the tax benefits realized. During 2017, the Company paid BBX Capital approximately $39.3 million under this agreement.

In April 2015, Bluegreen Specialty Finance, LLC, a wholly owned subsidiary of the Company (“BSF”), entered into a Loan Agreement and Promissory Note pursuant to which it provided an $80.0 million loan to BBX Capital, the proceeds of which were used by BBX Capital to fund its tender offer to purchase certain shares of BCC’s Class A Common Stock that it did not own at the time. Amounts outstanding on the loan bore interest at a rate of 10% per annum until July 19, 2017 when the interest rate was reduced to 6% per annum. Interest only payments are required on a quarterly basis, with all outstanding amounts becoming due and payable at the end of the

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five-year term of the loan. BBX Capital is permitted to prepay the loan in whole or in part at any time, and prepayments will be required, to the extent necessary, in order for the Company or its subsidiaries to remain in compliance with covenants under outstanding indebtedness. During 2017, we recognized approximately $6.4 million of interest income on this loan.

We paid or reimbursed BBX Capital or its affiliated entities approximately $1.5 million during 2017 for management advisory, risk management, administrative and other services. We accrued approximately $0.1 million for such services at December 31, 2017.

During 2017, we paid $669,000 for the acquisition of VOI inventory from a company whose President is the son of David L. Pontius, our Executive Vice President and Chief Operating Officer. In addition, we acquired VOI inventory from a third-party who paid real estate commissions of $281,000 on such acquisition to Mr. Pontius’s son’s company.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid to, or accrued by us during the year ended December 31, 2017 on behalf of, Shawn B. Pearson, our President and Chief Executive Officer since his appointment in February 2017, Anthony M. Puleo, who performed the functions of principal executive officer as Chairman of the executive committee prior to Mr. Pearson’s appointment, and each of the next two of our highest paid executive officers during the year ended December 31, 2017 (collectively, the “Named Executive Officers”).

Name and Pricipal Position	Year	Salary ($)	Bonus ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Shawn B. Pearson (1)	2017	$349,629	$625,000	$550,000	$99,740	(4)	$1,624,369
President and Cherf Executive Officer

Anthony M. Puleo (1)	2017	475,000	475,000	717,182	180		1,667,362
Execuitve Vice President, Chief
Financial Officer and Treasurer;
President, Bluegreen Treasury Services

David L. Pontius	2017	564,936	825,517	717,182	12,792		2,120,427
Executive Vice President and Chief
Operating Officer; President, Bluegreen Services

Ahmad M. Wardak	2017	400,000	720,963	485,311	1,962		1,608,236
Executive Vice President and Chief
Corporate Development and Innovation

(1)	During February 2017, Mr. Pearson was appointed to serve as President and Chief Executive Officer. Mr. Puleo performed the functions of principal executive officer as Chairman of the executive committee prior to Mr. Pearson’s appointment in 2017. Mr. Puleo continues to serve as our Chief Financial Officer and Treasurer and as President of Bluegreen Treasury Services.
(2)	Represents discretionary cash bonuses, in each case, paid to the Named Executive Officer upon the approval of our Compensation Committee based on a subjective evaluation of overall performance in areas outside those that are objectively measured from or calculated based on a formula or criteria tied to financial results. A portion of these bonuses was paid in 2017, with the balance being accrued by us during 2017 and paid during 2018.
(3)	Represents cash bonuses earned by the Named Executive Officers under our cash incentive program for 2017 based on the achievement during 2017 of performance objectives related to our EBITDA and free cash flow (in each case, as calculated for purposes of such program). These bonuses were accrued by us during 2017 and will be paid during 2018.
(4)	Represents reimbursements for housing, automobile and travel expenses. See “Compensation of Chief Executive Officer” below for additional information.

Employment Agreements

We have employment agreements with each of Messrs. Puleo, Pontius and Wardak. Under the terms of their respective employment agreements, Messrs. Puleo, Pontius and Wardak receive an annual base salary and are entitled to receive bonus payments pursuant to bonus plans established from time to time by our Compensation Committee or otherwise at the discretion of our Compensation Committee.

The annual base salaries of the Named Executive Officers are set forth in the “Salary” column of the “Summary Compensation Table” above except for Messrs. Pearson and Pontius, who received base salary increases for 2018 to $950,000 and $650,000, respectively. Under their respective employment agreements, Messrs. Puleo, Pontius and Wardak may receive an annual bonus (sometimes hereinafter referred to as an “Annual Bonus”) of up to a certain percentage of his then-current annual base salary. Such percentage is approved annually by our Compensation Committee and, for 2017, was 100% for Mr. Puleo, 93% for Mr. Pontius and 180% for Mr. Wardak. The Annual Bonuses are based on the achievement of targeted performance measures that are calculated based on a formula or discretionary criteria. Based on such evaluation, for 2017, our Compensation Committee approved the payment in full of the Annual Bonuses to each of Messrs. Puleo, Pontius and Wardak. These bonuses

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were paid in 2018 and are included in the “Bonus” column of the “Summary Compensation Table” above.

As described above, in addition to Annual Bonuses, the Named Executive Officers may also receive additional bonuses from time to time as approved by our Compensation Committee, including special discretionary cash bonuses and cash bonuses under incentive plans in place from time to time. In connection with his promotion to Chief Operating Officer in 2017, Mr. Pontius received a retention bonus of $300,000, which is included, together with his Annual Bonuses, in the “Bonus” column of the “Summary Compensation Table” above. In addition, as described under “Cash Incentive Programs” below, Messrs. Puleo, Pontius and Wardak will receive a cash bonus of $717,182, $717,182 and $485,311, respectively, under our cash incentive program for 2017, which is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

Pursuant to the employment agreements with Messrs. Puleo, Pontius and Wardak, if the executive’s employment is terminated by us without “Cause” (as defined in the employment agreement) or by the executive for “Good Reason” (as defined in the employment agreement), the executive will be entitled to receive, in addition to his base salary through the date of termination, a severance payment in an amount equal to 1.0 times (or 1.5 times if the termination occurs within two years after a “Change in Control” (as defined in the employment agreement)) the sum of  (a) his annual base salary then in effect and (b) the average Annual Bonus paid to him during the two years prior to the termination. In addition, if the employment agreement is terminated by us without “Cause” or by the executive for “Good Reason” after the last day of the earnings period for, but prior to payment of, the Annual Bonus, the executive will be entitled to receive such Annual Bonus. Further, in the event of a termination by us without “Cause” or a termination by the executive for “Good Reason” at any time, we will pay the executive’s COBRA premiums for 12 months following the date of termination. In addition, upon the executive’s death or “Disability” (as defined in his employment agreement), the executive or his estate, as the case may be, will be entitled to receive the pro rata portion of the executive’s Annual Bonus for the applicable year based generally on the number of days the executive was employed during the year. These severance payments and benefits are conditioned upon the executive executing a general release in our favor, as well as his compliance with certain restrictive covenants set forth in his employment agreement, including confidentiality obligations and non-solicit, non-disparagement and non-interference covenants.

Potential Payments Upon Termination or Change in Control

Information regarding amounts and benefits to which each of Messrs. Puleo, Pontius and Wardak may be entitled in connection with any termination of his employment, including following a change in control of our Company, is set forth under “Employment Agreements” above. Each of Messrs. Puleo, Pontius and Wardak may also be entitled to payments under our 2011 Long Term Incentive Plan (the “2011 LTIP”) upon the occurrence of a “Liquidity Event” (as defined in the 2011 LTIP). See also “401(k) Plan” below.

Cash Incentive Programs

During 2011, our Compensation Committee approved and adopted the 2011 LTIP, which was subsequently approved by our shareholders during 2012. The 2011 LTIP was designed to provide certain members of senior management selected by our Compensation Committee (“Participants”), the administrative committee for the 2011 LTIP, with incentives based on the achievement of certain financial targets relating to our business and operations. Under the 2011 LTIP, Participants were allocated points representing fractional interests in amounts payable under the plan. With respect to each calendar year, which represented a “Performance Period” under the 2011 LTIP, award amounts (“Performance Period Awards”) were payable based on our actual EBITDA as compared to our target EBITDA (in each case, as defined in the 2011 LTIP), subject to available free cash and certain other conditions specified in the 2011 LTIP. While the 2011 LTIP expired following the 2015 Performance Period with respect to Performance Period Awards, our Compensation Committee has since approved annual cash incentive programs, including for 2017, which provides for the payment of cash awards to certain members of our senior management, including the Named Executive Officers, based on the achievement of performance objectives related to our EBITDA and free cash flow in substantially the same manner in which the 2011 LTIP operated for Performance Period Awards. As previously described, Messrs. Pearson, Puleo, Pontius and Wardak have received or will receive cash bonuses of $550,000, $717,182, $717,182 and $485,311, respectively, under the cash incentive program adopted by our Compensation Committee for 2017. Mr. Pearson’s 2017 cash incentive was guaranteed at the time of his hiring.

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While the 2011 LTIP has expired with respect to the payment of Performance Period Awards, the 2011 LTIP continues in effect with respect to the potential payment of cash awards to Participants, including the Named Executive Officers, other than Mr. Pearson, upon the occurrence of a “Liquidity Event” (“Liquidity Event Awards”). As defined in the 2011 LTIP, a “Liquidity Event” includes, without limitation, the sale of our Company or our businesses (whether by merger, consolidation, reorganization, stock or asset sale, or similar corporate transaction). The amount of a Liquidity Event Award is primarily based on the consideration received by us or our shareholders, as applicable, in connection with the Liquidity Event and the cumulative EBITDA ratio described above for the Performance Periods through the 2015 Performance Period. The provisions of the 2011 LTIP relating to Liquidity Event Awards will continue in effect until the last payment of a Liquidity Event Award, unless earlier terminated by our compensation committee in its discretion.

Subject to the terms of the 2011 LTIP, the award agreements thereunder, the Named Executive Officers would collectively be entitled to Liquidity Event Awards in an amount of up to approximately 3.26% of the total consideration received by us and/or our shareholders in connection with the Liquidity Event to the extent in excess of $100.0 million. Other executive officers and employees of the Company may also be entitled to payments in connection with a change in control or sale of our Company or our businesses under the 2011 LTIP or other compensation plans, including profit sharing plans, or arrangements.

On March 9, 2018, the Compensation Committee of the Company’s Board of Directors approved in principle the material terms of an Executive Leadership Incentive Plan (the “ELIP”), which is expected to provide for the grant of cash-settled performance units (“Performance Units”) and cash-settled stock appreciation rights (“SARs”) to participants in the ELIP.  It is contemplated that each participant will be granted award opportunities representing a percentage of his or her base salary (the “Target LTI”).  In the case of certain of the Company’s executive officers, including Messrs. Pearson, Puleo, Pontius and Wardak, the award will be divided 30% to SARs and 70% to Performance Units.  For other participants, including the Company’s senior vice presidents, vice presidents and certain other employees, the award will be 100% in Performance Units. Performance Units will represent the right of the recipient thereof to receive a cash payment based on the achievement by the Company of levels of EBITDA and return on invested capital (“ROIC”) during a two-year period.  SARs granted under the ELIP, upon exercise after vesting, will entitle the holder to a cash payment in an amount equal to the excess of the market price of the Company’s common stock on the date of exercise over the exercise price of the SAR.  The SARs will vest in equal annual installments on the first, second and third anniversary of the date of grant and have a five-year term.

For 2018, it is expected that the Target LTI for Mr. Pearson will be 200% of his current annual base salary of $950,000 (or $1,900,000), the Target LTI Mr. Puleo will be 174% of his current annual base salary of $475,000 (or $825,000), Target LTI for Mr. Pontius will be 127% of his current annual base salary of $650,000 (or $825,000), and the Target LTI for Mr. Wardak will be 194% of his current annual base salary of $400,000 (or $775,000).  It is expected that Messrs. Pearson, Puleo, Pontius and Wardak will be granted Performance Units for 2018 pursuant to which they may receive cash payments as follows:

Executive Officer	Target Payout	Maximum Payout
Shawn B. Pearson	$1,330,000	$1,995,000
David L. Pontius	$578,000	$867,000
Anthony M. Puleo	$578,000	$867,000
Ahmad M. Wardak	$543,000	$814,500

Should performance levels achieved for EBITDA and ROIC during the defined performance period not meet certain minimum thresholds, then no amounts will be earned under the Performance Units.  Additionally, if EBITDA and ROIC goals are significantly exceeded, it may be possible to achieve the maximum payout above.

While adoption of the ELIP and the grant of Performance Units described above is subject to the Compensation Committee’s review and approval of definitive plan documents, on March 9, 2018, the Compensation Committee approved grants of SARs for 2018 to certain of the Company’s officers, including Mr. Pearson, who was granted 185,276 SARs, Messrs. Pontius and Puleo, each of whom was granted 80,449 SARs and Mr. Wardak who was granted 75,573 SARs. Each of the SARs has an exercise price of $19.72, which was the closing price of the

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common stock on the NYSE on March 8, 2018.

The intrinsic value of the SARs vesting on March 9, 2019 (equal to 1/3 of the March 9, 2018 grant) for a participant will be credited against amounts payable to such participant for 2018 under our 2018 cash incentive program described above.  After 2018, the ELIP will replace our other cash incentive programs and profit-sharing plans for participants in the ELIP to the extent such programs and plans relate to annual, long-term incentive compensation.

401(k) Plan

We maintain a retirement plan for the benefit of our employees, including the Named Executive Officers. The 401(k) plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, subject to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the 401(k) plan’s trustee as directed by participants. Our 401(k) plan allows for discretionary matching of employee contributions. For 2017, we made a basic matching contribution equal to 100% of each participant’s contributions not exceeding 3% of such participant’s compensation, plus 50% of the participant’s contributions in excess of 3% but not in excess of 5% of the participant’s compensation. We may also make additional discretionary matching contributions not to exceed 4% of each participant’s compensation.

Outstanding Equity Awards at Year-End 2017

None of the Named Executive Officers held any equity-based awards with respect to our Company as of December 31, 2017.

Compensation of Chief Executive Officer

As previously described, Shawn B. Pearson was appointed our Chief Executive Officer and President in February 2017. In 2017, Mr. Pearson received a base salary of $349,629 and we paid him an aggregate bonus of $1,175,000 for his services during 2017. For 2018, Mr. Pearson will receive an annual base salary of $950,000 and has an annual bonus opportunity of $950,000, based on the achievement of certain financial targets. In addition, as described above, Mr. Pearson is eligible to participate in the ELIP program. We also reimburse Mr. Pearson for certain housing, automobile and travel expenses, which totalled $99,740 for 2017. We do not currently have an employment agreement with Mr. Pearson.

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DIRECTOR COMPENSATION

The compensation policy for the Company’s non-employee directors (which are directors who are not employees of the Company or any entity controlling the Company, including BBX Capital) was designed in an attempt to achieve the following goals: (i) compensation should fairly pay directors for work required by a company of similar size and scope to the Company; and (ii) the structure of the compensation should be simple, transparent and easy for shareholders to understand.

The Company’s non-employee directors are currently compensated for their service on the Company’s Board of Directors and its committees through cash fees. Each non-employee director currently earns $70,000 in cash fees annually for his service on the Board. In addition, members of the Audit Committee, other than its Chairman, receive $10,000 in cash annually. The Chairman of the Audit Committee receives $15,000 in cash annually. The Chairman of the Nominating/Corporate Governance Committee and the Chairman of the Compensation Committee each receive $3,500 in cash annually. Other members of the Nominating/Corporate Governance Committee and the Compensation Committee do not currently receive additional compensation for their service on those committees. Directors do not receive additional compensation for attendance at Board or committee meetings.

The following table sets forth certain information regarding the compensation paid or accrued by us to or on behalf of each individual who served as a non-employee director of the Company during the year ended December 31, 2017 for his Board and committee service during the year.

Name	Fees Earned or Paid in Cash ($)

James R Allmand III	73,500

Norman H. Becker	85,000

Lawrence A. Cirillo	80,000

Mark A. Nerenhausen	70,000

Arnold Sevell	83,500

Orlando Sharpe	80,000

The members of the Board who are employed by the Company or any entity controlling the Company, including BBX Capital, do not receive compensation from the Company for their service on the Board; however, they may from time to time receive certain benefits from the Company. In addition, from January 2017 through May 2017, the Company paid Alan B. Levan compensation of approximately $115,000, in the form of salary, in consideration for his provision of services to us. Mr. Alan Levan was reappointed as Chairman and Chief Executive Officer of BBX Capital during February 2017 and as Chairman of the Company’s Board of Directors during May 2017. Since May 2017, he has not received compensation from the Company.

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AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2017 (“Grant Thornton”). The Audit Committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and met with the internal auditors and Grant Thornton, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2017 with management and Grant Thornton prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining Grant Thornton’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Members of the Audit Committee:

Norman H. Becker, Chairman
Lawrence A. Cirillo
Arnold Sevell

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Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2017 and 2016

Grant Thornton served as the Company’s independent registered public accounting firm for 2017 and 2016. The following table presents fees for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements for 2017 and 2016. The table also presents fees billed for audit-related services, tax services and all other services rendered by Grant Thornton to the Company for 2017 and 2016.

	2017	2016
	(in thousands)	(in thousands)
Audit Fees (1)	$1,145	$769
Audit Related Fees (2)	277	261
All Other Fees	-	-
Total Audit, Audit-related and All other Fees	$1,422	$1,030

(1)	Includes fees for services related to each company’s respective annual financial statement audits, annual audits of each company’s effectiveness of internal control over financial reporting, the review of quarterly financial statements and fees related to the Registration Statement on Form S-1 filed by the Company in connection with Bluegreen’s Initial Public Offering.
(2)	Includes fees for the financial statement audit of one of Bluegreen’s subsidiaries and fees for agreed-upon procedures related to Bluegreen’s securitizations.

All audit-related services and other services set forth above were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 5, 2018, certain information as to persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes information regarding the shares of the Company’s common stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s common stock as of April 5, 2018. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s common stock which such person has or shares, directly or indirectly, voting or investment power, or which such person has the right to acquire beneficial ownership of at any time within 60 days after April 5, 2018. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each person listed in the table below has sole voting and investment power over the shares beneficially owned by such person and the address of each person listed in the table below is c/o Bluegreen Vacations Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431.

Name of Beneficial Owner	Notes	Beneficial Ownership	% Of Outstanding Shares
Alan B. Levan(1)(2)	(1)	67,281,010	90.0%
John E. Abdo(1)(2)	(1)	67,281,010	90.0%
James R. Allmand III		1,000	*
Norman H. Becker		-	0.0%
Lawrence A. Cirillo		-	0.0%
Jarett S. Levan (2)		7,500	*
Mark A. Nerenhausen		1,000	*
Arnold Sevell		1,000	*
Orlando Sharpe		3,500	*
Seth M. Wise (2)		7,500	*
Shawn B. Pearson		-	0.0%
Anthony M. Puleo		7,000	*
David L. Pontius		-	0.0%
Ahmad M. Wardak		15,000	*

All directors and executive officers of the Company as of April 5, 2018, as a group (17 persons)		67,347,510	90.1%
5% Shareholders (not included above): Woodbridge Holdings, LLC(1)(2)	(1)	67,261,010	90.0%

* Less than 1 percent.

(1) Woodbridge Holdings, LLC is a wholly-owned subsidiary of BBX Capital. Mr. Alan Levan and Mr. Abdo may be deemed to control BBX Capital by virtue of their collective ownership of shares of Class A Common Stock and Class B Common Stock of BBX Capital representing approximately 77% of the total voting power of BBX Capital’s common stock. As a result, the shares of the Company’s common stock held by Woodbridge are also included in the beneficial ownership of each of Mr. Alan Levan and Mr. Abdo.

(2) The address of each of Woodbridge Holdings, LLC, Mr. Alan Levan and Mr. Abdo, Mr. Jarrett Levan and Mr. Wise is c/o BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

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OTHER MATTERS

As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 15, 2018

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2017 are available at https://ir.bluegreenvacations.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously described, Grant Thornton served as the Company’s independent registered public accounting firm for 2017 and 2016. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

Advance Notice Procedures. Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2019 Annual Meeting of Shareholders, the Company must receive written notice of proposed business from a shareholder (i) between January 15, 2019 and February 14, 2019 or (ii) if the Company’s 2019 Annual Meeting of Shareholders is held more than 30 days before or after May 15, 2019, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2019 Annual Meeting of Shareholders.

Shareholder Proposals for the 2019 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2019 Annual Meeting of Shareholders

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may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by December 17, 2018.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Shawn B. Pearson
President and Chief Executive Officer

April 16, 2018

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EVERY VOTE IS IMPORTANT

Please detach at perforation before mailing.

PROXY CARD	BLUEGREEN VACATIONS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2018

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Anthony M. Puleo and Adrienne Kelley, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of common stock of Bluegreen Vacations Corporation held of record by the undersigned as of the close of business on April 5, 2018 at the Annual Meeting of Shareholders to be held on May 15, 2018 and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Shareholder Meeting to Be Held on May 15, 2018.

The Proxy Statement and Annual Report for this meeting are available at:

https://ir.bluegreenvacations.com/

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposals

1.	Election of eleven directors, each for a term expiring at the Company’s 2019 Annual Meeting of Shareholders.	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
		☐	☐	☐

01.	Alan B. Levan	02.	John E. Abdo	03.	Shawn B. Pearson	04.	James R. Allmand, III
05.	Norman H. Becker	06.	Lawrence A. Cirillo	07.	Jarett S. Levan	08.	Mark A. Nerenhausen
09.	Arnold Sevell	10.	Orlando Sharpe	11.	Seth M. Wise

INSTRUCTIONS: To withhold authority to vote for any individual director nominee(s), mark the “FOR ALL EXCEPT” box and write the name of the nominee(s) on the following line.__________________________

2.	In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

B	Authorized Signatures ─ This section must be completed for your vote to be counted ─ Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box

-------/-------/-----

608999900109999999999

xxxxxxxxxxxxxx	M xxxxxxxx +